UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) On March 30, 2021, Adtalem Global Education Inc. (“Adtalem”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting that it had accepted the resignation of Michael O. Randolfi as Senior Vice President and Chief Financial Officer, effective as of April 24, 2021 and the appointment of Robert J. Phelan as Adtalem’s Interim Chief Financial Officer effective as of such date.  This Current Report on Form 8-K/A supplements the prior Form 8-K in certain respects.

On May 11, 2021, the Compensation Committee of the Board of Directors of Adtalem approved (i) a monthly stipend of $10,000 per month while Mr. Phelan is serving in the interim capacity to reflect his new position and expanded responsibilities as Interim Chief Financial Officer; (ii)  an increase in the Management Incentive Plan Target for Mr. Phelan from 50 percent to 80 percent of Mr. Phelan’s base salary while he is serving as the Interim Chief Financial Officer; and (iii) a special one-time equity grant with a grant date value of $200,000.  The equity grant will be delivered in the form of time-based restricted stock units and will vest 100 percent on the three-year anniversary of the grant date of May 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Stephen W. Beard
Stephen W. Beard
Chief Operating Officer

Date: May 14, 2021